SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 8, 2006

Nano Chemical Systems Holdings, Inc.
(Exact name or registrant as specified in its charter)

Nevada	87-0571300
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Park Avenue, Seaford, Delaware 19973
(Address of Principal Executive Offices, Including Zip Code)

(302) 628-2100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure Of Directors Or Principal Officer; Election Of Directors; Appointment Of Principal Officers

Effective November 8, 2006, James R. Ray resigned his position as CEO, President and Director of Nano Chemical Systems Holdings, Inc. At a meeting duly called, the Board of Directors unanimously voted to accept the resignation of Mr. Ray and appointed Mathew M. Zuckerman, Ph.D. to the positions of CEO, President and Director to fill the vacancy created by Mr. Ray’s resignation.

Dr. Matthew Zuckerman is an Inventor, Principal Engineer and Scientist with over thirty-five years of US business experience. Dr. Zuckerman has served in senior level technical and general management, sales and marketing positions and has served as an executive and director of four public and six private companies.  He was president, founder and chief scientist of Advanced Transducer Devices, Inc. for 10 years.  Advanced Transducer patented, developed and manufactured sensors under contract to Borg Warner, Dart Kraft Industries. Advanced Transducer was sold for $20 million in cash and stock to Televideo Systems. Dr. Zuckerman is the author of twelve issued US Patents with approximately 100 mirrored foreign patents. Dr. Zuckerman is the sole inventor of four US Patents for apparatus and methods of detection of gases issued between November 4, 1980 and March 10, 1987 (4,231,249, 4,423,407, 4,502,321, and 4,648,260).

Dr. Zuckerman holds Bachelors, Masters and Ph.D. degrees from New York University School of Engineering and Science. Dr. Zuckerman was an Alfred P. Sloan Executive Fellow at Stanford University, Graduate School of Business.

Dr. Zuckerman has extensive experience with protecting, licensing and commercializing intellectual property with over 100 launches of new technological products. He was president and CEO of CrystalVision, Inc., a development stage flat panel manufacturing company for four years in the mid-1980’s. Under his direction, the company pioneered dot-matrix addressable information displays for computer and medical applications.

Dr. Zuckerman worked in a two-person company; Poseidon Technologies (Later Hotrail, Inc.), where he first obtained American Micro Devices, Intel’s competitor, as a customer and then secured equity financing. Poseidon was sold to Compresent in the year 2000 for excess of $400-million in cash and stock.

Professional Highlights:
Dr. Zuckerman received his BCE, MSCE and Ph.D. degrees from New York University School of Engineering and Science. He did his graduate work under research grants and fellowships sponsored by the US Government.

Dr. Zuckerman has 12 issued US patents issued. He was the sole inventor of half of these inventions and co-inventor of the other half. Currently, he has authored 11 US Patents in various stages of filling.

Dr. Zuckerman was an Alfred P. Sloan Fellow at Stanford University Graduate School of Business. His dissertation was titled “A Normative Description for an Innovative Manufacturer”.

Dr. Zuckerman received the Founders Day Award from New York University for his pioneering thesis research. His father also received this award for his 30-year service in teaching post-graduate medicine at NYU and NYU-Columbia Medical Schools

Dr. Zuckerman designed, manufactured, marketed and sold two million add-in-boards for PC, Apple and Tandy TRS series of computers private labeled for major US and Japanese companies under their brand name and his own: Zuckerboard and ATD Silver and Gold.

Dr. Zuckerman doctoral work resulted in his first patents and commercial success. The title of his thesis was “High Quality Reuse Water by the Hydrolysis Adsorption Process”. The process was sold commercially as the “Z-M Process” named for Dr. Zuckerman and his mentor: Alan Molof, Ph.D.

Envirotech Corporation acquired the Z-M Process technology and it was sold to about a dozen communities and industries for achieving water quality sufficient for recycle. The Process generated about $75 million in equipment, service and royalties for Envirotech: In the US in the 1970’s.

Dr. Zuckerman converted a bench-top instrument, the Dorhman total organic carbon analyzer, from a laboratory to a continuous monitoring field instrument in use in approximately one thousand installations worldwide. He invented and prototyped a device for measurement of the pressure in the human eye based on balloon technology.

Dr. Zuckerman sold $100 million of computers to the Soviets, Electro Nord Technica with the export licensed by the US government: In the late 80’s.

Dr. Zuckerman invented a new form of hybrid sensor that is the standard for instruments measuring chlorine gas in air sold by Dart Industries, natural gas leak detection by Heath Consultants and helium gas detection for buried telephone cables by Mark Telephone Products.

Dr. Zuckerman productized a technology for buss-less connections of multiple computer processors for Poseidon Technology. The product was technically approved by AMD and sold $400 million.

Prior experience with FDA for approval of therapeutic devices:
Dr. Zuckerman developed a serum instrument based Immuno-flourescent assay for rapid and high volume analysis for HIV ½ and Hepatitis. This instrument was approved for use in Brazil and Argentina by agencies in these countries equivalent to the US FDA. Several units were put into service in these countries.

As a consultant to Xing Ling, Dr. Zuckerman coordinated activities with the FDA and obtained fast track approval of GBE 50. GBE 50 is a pharmaceutical in use in China for the improvement of circulatory problems. The China’s State Drug Administration issued an approval code number Z200000050 to the drug. In part, through his efforts, the FDA issued a directive accepting the data submitted to the Chinese agency that is equivalent to the FDA, and the FDA allowed the drug to move directly into clinical trials. The FDA confirmed that phase III data from China is acceptable for the NDA, and the FDA waved the traditional requirement of phase II before the start of phase III studies.

US Patents Pending in various stage of filing:
1.	Enhanced Raman Effect Through Impingement and Solvent-Enhancement
2.	Preservation of Narrow Nano-size Distribution of Particles
3.	Semiconductive Nanoparticles Enhanced Surface Appearance
4.	Method of Signal Processing to Improve Response Time and Signal to Noise Ratio for the Monitoring of Gases and Vapors
5.	Methods, Compositions and Diagnostics for Classifying and Reducing Tumor Mass
6.	Synthetic Ligand Characterization and Tagging Extra-cellular Receptors
7.	Cancer Analysis by Trapping/Detection of Expressed Extra-Cellular Material
8.	Diagnosis Tracer and Treatment for Brain Cancer
9.	Analysis to Prescribe Patient Specific Recombinant Ligands and
Compound with Chemotherapy Drugs to Produce Pathotropic Cancer Drug
10. Lymphoma Detection and Characterization
11. Tracer and Multiple Tracers for Imaging Cancer SPECT Scans

Item 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

Exhibit No. Description

5.1    Resignation Letter of James R. Ray dated November 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

NANO CHEMICAL SYSTEMS HOLDINGS, INC.

Date: 11/13/2006	By:	/s/Mathew M. Zuckerman, Ph.D.
Mathew M. Zuckerman, Ph.D.
Title: Principal Executive Officer